STRUCTURED MORTGAGE TRUST 1997-2

                              COLLATERALIZED NOTES


                             NOTE PURCHASE AGREEMENT


                                                              New York, New York
                                                              November 3, 1997

PaineWebber Incorporated
1285 Avenue of the Americas, 19th Floor
New York, New York 10019

Ladies and Gentlemen:

                  Structured Mortgage Trust 1997-2, (the "Issuer"), a business trust established under the laws of the State of Delaware, proposes to sell to PaineWebber Incorporated, as initial purchaser (the "Initial Purchaser"), four classes (each a "Class") of collateralized notes which (collectively, the "Notes"), in each case in the aggregate principal amount of $24,224,526 of Class A Notes, $14,000,000 of Class B Notes, $0 of Class C Notes, and $7,750,000 of Class D Notes, but subject to Section 9 hereof. The Notes are issued pursuant to an indenture, to be dated as of November 3, 1997 (the "Indenture"), by and between the Issuer and LaSalle National Bank, a nationally banking association as indenture trustee (the "Indenture Trustee").

                  The Notes will be secured by, and  interest  and  principal of the Notes will be paid out of the cash flow (commencing with the December 1997 payment) from $50,974,526 aggregate principal amount of Daiwa Securities America Inc. Multifamily First Loss Ownership Securities ("Multifamily FLOWSsm") Series 1994-Multifamily FLOWSsm-1 certificate (the "Collateral"). The Collateral indirectly represents the entire beneficial ownership in a trust (the "FNMA Trust"), the assets of which (the "FNMA Trust Assets") consist of the Class C and Class D certificates issued by the FNMA Multifamily REMIC Trust 1994-M2, which have been pledged to the Federal National Mortgage Association ("FNMA") by Daiwa Securities America Inc. in full satisfaction of a limited recourse obligation (the "Daiwa Obligation"). The Fannie Mae MBS were delivered to FNMA in exchange for FNMA Guaranteed ACESsm REMIC Pass-Through Certificates, FNMA Multifamily REMIC Trust 1993-M2 and FNMA Multifamily REMIC Trust 1994-M2. The entire ownership interest in the assets of the FNMA Trust, subject to the prior claim of FNMA in respect of the Daiwa Obligation, is evidenced by a trust receipt issued in exchange for the delivery of the FNMA Trust Assets to a custodian pursuant to that certain Second Amended and Restated Credit Support and Collateral Pledge Agreement, dated as of February 28, 1994, among FNMA, Daiwa Finance Corp., Daiwa Securities America Inc., and Bank America National Trust Company, as custodian.

                  The Collateral will be transferred from Commercial Assets, Inc. (the "Company"), to CAX DTR Securitization Corp., a Delaware corporation organized by the Company as a special purpose entity ("QRS"), pursuant to a Contribution Agreement dated as of November 3, 1997 (the "Contribution Agreement"), between QRS, as contributee, and the Company, as contributor. QRS then will transfer the Collateral to the Issuer in exchange for the owner trust certificates evidencing the entire beneficial ownership of the Issuer, which was established pursuant to a trust agreement dated as of November 3, 1997 (the "Trust Agreement"), between QRS and Wilmington Trust Company, a Delaware bank and trust corporation, (the "Owner Trustee"), acting on behalf of the Issuer.

                   In order to facilitate the resale of the Notes by the Initial Purchaser, the Initial Purchaser may require the Issuer to register the exchange of the Notes for replacement Notes which collectively evidence the same aggregate principal balance as the Notes originally sold but with different principal balances, interest rates and allocations of principal and interest among the various classes of Notes which will be described more fully in a private offering memorandum (the "Private Offering Memorandum").

                  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Indenture.

                  1. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer on the Closing Date (as defined below), the Notes for a purchase price and on payment terms set forth in Schedule A attached hereto.

                  2. Delivery and Payment. Delivery of and payment for the Notes shall be made at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m., New York City time, on November 3, 1997, which date and time may be changed by agreement between the Initial Purchaser and the Issuer (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Issuer, or such other manner of payment as may be agreed upon by the Issuer and the Initial Purchaser. The Notes to be so delivered shall be definitive, fully registered Notes, registered in the name of the Initial Purchaser and in such authorized denominations as the Initial Purchaser may have requested in writing not less than two full business days in advance of the Closing Date. The Issuer agrees to have the Notes available for inspection, checking and packaging by the Initial Purchaser in New York, New York, not later than 2:00 p.m. on the Business Day prior to the Closing Date.

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

                  3. Conditions to the Obligation of the Initial Purchaser. The obligation of the Initial Purchaser hereunder to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein as of the date hereof, to the accuracy of the statements of the Issuer made in any Note pursuant to the provisions hereof, to the performance by the Issuer in all material respects of its obligations hereunder, and to the following additional conditions:

                           (a) this Agreement, the Securitization Cooperation Agreement, dated as of November 3, 1997, by and among the Issuer, the Company, QRS and the Initial Purchaser, and the other Related Agreements and each Class of the Notes shall have been duly authorized, executed and delivered by the parties thereto (other than the Initial Purchaser), shall be in full force and effect and no default shall exist thereunder on the part of the Company, QRS, the Owner Trustee, or the Issuer, and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes, a conformed specimen of each Class thereof. The Related Agreements and the Notes shall be in all material respects in the forms theretofore provided to the Initial Purchaser;

                           (b) the Issuer shall have delivered to the Initial Purchaser a certificate of a responsible officer of the Owner Trustee, dated the Closing Date, to the effect that: (i) the representations and warranties of the Issuer in each respective Related Agreement to which it is a party are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, and (ii) the Issuer has complied with all the Related Agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                           (c) each of the Company and QRS shall have delivered to the Initial Purchaser a certificate, dated the Closing Date, of a senior executive officer acceptable to the Initial Purchaser, to the effect that, to the best of such officer's knowledge after due inquiry and reasonable investigation (i) the representations and warranties of the Company and QRS, as applicable, in each respective Related Agreement to which it is a party are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, and (ii) the Company and QRS have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under the Related Agreements at or prior to the Closing Date.

                           (d) the Initial Purchaser shall have received from Bartlit, Beck, Herman, Palenchar & Scott, special counsel for the Company, QRS and the Issuer, favorable opinions dated the Closing Date and reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, substantially to the effect that:

                                    (i)  each of the  Company  and QRS has  been
                           duly organized and is validly existing and in good standing under the laws of the State of its respective organization with the power and authority to own its assets and to conduct its business as such assets are then owned and such business is then conducted, and, in each case, as contemplated by Related Agreements to which it is a party, and to enter into and perform its obligations under Related Agreements to which it is a party.

                                    (ii)  each  Related  Agreement  to which the
                           Company or QRS is a party has been duly and validly authorized, executed and delivered by the Company and/or QRS, as applicable, and each constitutes the legal, valid and binding agreement of the Company and/or QRS, as applicable, enforceable against the Company and/or QRS, as applicable, in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and subject, in the case of this Agreement, to public policy constraints regarding indemnification;

                                    (iii) with respect to each Related Agreement
                           to which the Issuer is a party and assuming that such Related Agreement has been duly authorized, executed and delivered by the Issuer, such Related Document constitutes the legal, valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and subject, in the case of this Agreement, to public policy constraints regarding indemnification;

                                    (iv) when the Notes have been duly executed,
                           delivered and authenticated in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be validly issued, outstanding, and entitled to the benefits of the Indenture, except that (A) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                                    (v) None of the  execution  and  delivery of
                           the Related Agreements to which the Company, QRS or the Issuer is a party or the Notes, the consummation of the transactions contemplated by either the Related Agreements or the Notes, nor the grant of the security interest pursuant to the Indenture will (A) conflict with or violate, or result in a breach of or


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

                           constitute a default under any organizational or other constituent document of or, to such counsel's knowledge, any statute currently applicable to, the Company, QRS, or the Issuer, as applicable, or, to such counsel's knowledge, any order, rule or regulation currently applicable to the Company, QRS, or the Issuer, as the case may be, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, QRS, or the Issuer, as the case may be, or
                           (B) to such counsel's knowledge, conflict with or violate, result in a material breach of or constitute a material default under the terms of any indenture, agreement, mortgage, deed of trust or other agreement or instrument to which the Company, QRS, or the Issuer is a party or by which the Company, QRS, or the Issuer or any of their respective properties are bound;

                                    (vi) to such counsel's knowledge,  there are
                           no actions, proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (1) asserting the invalidity of any of the Related Agreements or any Class of the Notes, (2) seeking to prevent the issuance of any Class of the Notes or the consummation of any of the transactions contemplated by any of the Related Agreements, or (3) seeking any determination or ruling that might materially and adversely affect the performance by the Company, QRS, or the Issuer of its respective obligations under, or the validity or enforceability of, any of the Related Agreements or any Class of the Notes;

                                    (vii)  assuming  compliance  by the  Initial
                           Purchaser with its agreements set forth in Section 7 hereof and that the Daiwa FLOWS Certificates have been issued by a bankruptcy remote trust, the issuance of the Notes pursuant to the Indenture and the sale of each Class of the Notes to the Initial Purchaser pursuant to this Agreement, the compliance by the Company, QRS and the Issuer, as applicable, with the Related Agreements and the Notes, and the consummation of the other transactions herein or therein contemplated do not and will not require the consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except such approvals as have been obtained, and such as may be required under state securities laws or "blue sky" laws of any jurisdiction in connection with the purchase and distribution by the Initial Purchaser of the Notes;

                                    (viii) the  Indenture  is not required to be
                           qualified under the Trust Indenture Act of 1939, as amended;

                                    (ix) the  offer and sale of the Notes to the
                           Initial Purchaser and to persons purchasing directly from the Initial Purchaser in connection with the


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

                           Initial Purchaser's initial sale of each such Class of the Notes, in each case in the manner and under the circumstances contemplated by the Indenture, and this Agreement are not transactions requiring registration of any Class of the Notes under the Securities Act;

                                    (x) following  execution and delivery of all
                           of the Related Agreements, all of the Company's and QRS's right, title and interest in and to the Collateral has been conveyed to the Issuer and the Issuer has duly and validly pledged, assigned and delivered the Collateral (whether by book entry or by physical delivery) to the Indenture Trustee and the Indenture Trustee has acquired a perfected first priority security interest in the Collateral, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance of which such counsel has notice; and

                                    (xi) the  Company,  QRS and the  Issuer  are
                           not, and none of the Company, QRS nor the Issuer will become, as a result of the transactions contemplated in the Indenture and this Agreement, an "investment company" that is registered or is required to be registered under the Investment Company Act (or an "affiliated person" of any such "affiliated person") as such terms are defined in the Investment Company Act of 1940 (the "Investment Company Act").

                                    (xii) all of the Collateral  shall have been
                           contributed to QRS by the Company pursuant to the Contribution Agreement, and shall have been transferred by QRS to the Issuer, pursuant to the Trust Agreement;

         Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers or authorized representatives of parties to the Indenture and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and on the federal law of the United States; Bartlit Beck Herman Palenchar & Scott may rely on the opinion of Arent Fox Kintner Plotkin & Kahn, special Maryland counsel to the Company, as to matters of Maryland law (provided that such opinion shall be satisfactory to the Initial Purchaser), may rely on the Opinion of Counsel of Latham & Watkins (provided that such opinion shall be satisfactory to the Initial Purchaser) with respect to matters of Illinois law and may rely on the Opinion of Counsel of Richards Layton & Finger (provided that such opinion shall be satisfactory to the Initial Purchaser) with respect to matters of Delaware law necessary to render an opinion with respect to perfection of a security interest.

                           (e) the Initial Purchaser shall have received a copy of the opinion of Arent Fox Kintner Plotkin & Kahn, special Maryland counsel to the Company, dated the Closing Date, to the effect that the Company does not require shareholder approval for the transactions contemplated by the Related Agreements and for the sale to the Initial Purchaser of collateralized mortgage backed securities described in Schedule B attached hereto, which are expected to be sold by the Company to the Initial Purchaser on November 3, 1997;

                           (f) the Initial Purchaser shall have received a copy of the opinion of Richards Layton & Finger, counsel to the Owner Trustee, dated the Closing Date, to the effect that:

                           (i) the Owner Trustee is a Delaware banking and trust
                  corporation duly incorporated and validly existing under the laws of the State of Delaware;

                           (ii) the Owner Trustee has the full power and authority to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement and the transactions contemplated thereby;

                           (iii)  the   execution  and  delivery  of  the  Trust
                  Agreement by the Owner Trustee and the performance by the Owner Trustee of its obligations under the Trust Agreement have been duly authorized by all necessary action of the Owner Trustee and the Trust Agreement has been duly executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms, except as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and (b) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (iv) the  execution and delivery by the Owner Trustee
                  of the Trust Agreement and the consummation by the Owner Trustee of the transactions contemplated thereby do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority of the State of Delaware which has not been obtained or done;

                           (v) neither the  consummation by the Owner Trustee of
                  the transactions contemplated in the Trust Agreement, nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under the articles of organization, by-laws or other organizational documents of the Owner Trustee;

                           (vi) the Notes  have been  authorized,  executed  and
                  delivered by the Owner Trustee on behalf of the Issuer in accordance with the Trust Agreement and the Indenture;

                           (vii) to the  extent  that  Article 9 of the  Uniform
                  Commercial Code as in effect in the State of Delaware (the "Delaware UCC") is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Issuer's rights under assigned contract rights and other general intangibles has been duly created and has attached, upon the filing of a UCC-1 financing statement with the Secretary of State of the State of Delaware, the Indenture Trustee will have a perfected security interest in the Issuer's rights in such contract rights and other general intangibles and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the Delaware UCC;

                           (viii) no  re-filing  or other  action  is  necessary
                  under the Delaware UCC in the State of Delaware in order to maintain the perfection of the security interest referenced above except for the filing of continuation statements at five-year intervals;

                           (ix) under ss. 3805(b) of the Delaware Business Trust
                  Act, no creditor of any holder of Trust Certificates shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement, subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (x) under ss. 3805(c) of the Delaware  Business Trust
                  Act, and assuming that good title to the assets referred to therein is conveyed to the Issuer pursuant to the Trust Agreement as a true contribution and not as a security arrangement, the Issuer, rather than any holder of the Trust Certificates, is the owner of such assets, subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (xi) the execution and delivery by the Owner Trustee,
                  on behalf of the Issuer, of the Related Agreements to which the Issuer is a party do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware; and

                           (xii) neither the  consummation  by the Issuer of the
                  transactions contemplated by the Trust Agreement or the transactions contemplated by the Related Agreements to which the Issuer is a party, nor the fulfillment of the terms thereof by the Issuer, will conflict with or result in a breach or violation of any law of the State of Delaware.

                           Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Initial Purchaser. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal law of the United States of America governing the banking and trust powers of Wilmington Trust Company and the laws of the State of Delaware.

                           (g) The Initial Purchaser shall have received an opinion of Richards Layton & Finger, special Delaware counsel for the Issuer, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and its counsel, to the effect that:

                           (i) the  Trust  Agreement  is the  legal,  valid  and
                  binding agreement of the Owner Trustee and QRS, enforceable against the Owner Trustee and QRS in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

                           (ii) the  Certificate  of Trust has been  duly  filed
                  with the Secretary of State of the State of Delaware, and the Issuer has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act;

                           (iii) the  Issuer has the power and  authority  under
                  the Trust Agreement and the Delaware Business Trust Act to execute, deliver and perform its obligations under the Related Agreements to which it is a party, the Notes, and the Trust Certificates;

                           (iv) the Issuer has duly  authorized and executed the
                  Related Agreements to which it is a party, the Notes, and the Trust Certificates.

                           (v) the Issuer has the power under the Trust Agreement and the Delaware Business Trust Act to pledge the Collateral to the Indenture Trustee as security for the Notes;

                  and

                           (vi) the Trust  Certificates  have been  executed and
                  delivered by the Owner Trustee on behalf of the Issuer in accordance with the Trust Agreement, and when delivered to and paid for pursuant to the Trust Agreement, the Trust Certificates will be validly issued and outstanding, and the holders of record of such Certificates will be entitled to the benefits accorded by the Trust Agreement subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                           (h) the Initial Purchaser shall have received a copy of the opinion of each of (i) Thomas A. Rosiello, Esq., Senior Counsel of the Indenture Trustee and (ii) Latham & Watkins, counsel to the Indenture Trustee, dated the Closing Date and addressing the valid existence of the Indenture Trustee under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Indenture by the Indenture Trustee, and, subject to standard limitations regarding laws affecting creditors' rights and general principles of equity, the enforceability of the Indenture against the Indenture Trustee. Such opinions may express their reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers or authorized representatives of parties to the Indenture and on certificates furnished by public officials, and the opinion of Latham & Watkins may rely on the opinion of Thomas A. Rosiello, Esq., Senior Counsel of the Indenture Trustee, as to due authorization and execution. Such opinions may assume the due authorization, execution and delivery of the documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Each such opinion may be qualified as an opinion only on the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States.

                           (i) the Initial Purchaser shall have received a copy of the opinion of O'Melveny & Myers LLP, special counsel to the Initial Purchaser, dated the Closing Date and in form and substance reasonably satisfactory to the Initial Purchaser.

                           (j) Bartlit Beck Herman Palenchar & Scott shall have provided such true sale, first priority perfected security interest and/or non-consolidation opinions to the Initial Purchaser as the Initial Purchaser shall have requested; provided, however, that Bartlit Beck Herman Palenchar & Scott may rely on the Opinion of Counsel of Latham & Watkins (provided that such opinion shall be satisfactory to the Initial Purchaser) with respect to matters of Illinois law and may rely on the Opinion of Counsel of Richards Layton & Finger (provided that such opinion shall be satisfactory to the Initial Purchaser) with respect to matters of Delaware law necessary to render an opinion with respect to perfection of a security interest.

                           (k)  all   proceedings   in   connection   with   the
         transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Initial Purchaser, and the Initial Purchaser shall have received such information, certificates and documents as the Initial Purchaser may have reasonably requested; and

                           (l) the Issuer shall have furnished such further information, certificates, documents and opinions as the Initial Purchaser may reasonably request.

                  If any of the conditions specified in this Section 3 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Issuer is in breach of any covenants or agreements contained herein, or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled by the Initial Purchaser at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing, delivered by hand, by messenger, mail, or by telecopy.

                  4. Covenants of QRS and the Issuer. In further consideration of the agreements of the Initial Purchaser contained in this Agreement, QRS, and the Issuer each covenants and agrees with the Initial Purchaser that:

                           (a) in connection with the resale of the Notes as contemplated by Section 7, but subsequent to the Closing Date, QRS and the Issuer will cause the Private Offering Memorandum to be prepared setting forth the initial face amount of each Class of Notes covered thereby and their terms and such other information as the Initial Purchaser, QRS, and the Issuer deem appropriate in connection with the exchange of the Notes issued on the Closing Date for Notes of equal aggregate principal amount of Notes which will have been rated by the Rating Agency;

                           (b) if, at any time prior to the completion of the sale of the Notes by the Initial Purchaser, any event occurs as a result of which the Private Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, QRS and/or the Issuer will promptly notify the Initial Purchaser, and QRS, and the Issuer shall prepare to furnish to the Initial Purchaser, in accordance with Sections 4(e), 7(d) and 7(e), an amendment or supplement to the Private Offering Memorandum that will correct such statement or omission and shall furnish to the Initial Purchaser, without charge, copies of the Private Offering Memorandum (including all exhibits and documents incorporated by reference therein) and the Indenture and all amendments or supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchaser may reasonably request;

                           (c) each of QRS, and the Issuer will immediately inform the Initial Purchaser (i) of the receipt by any of them of any communication from the Securities and Exchange Commission (the "SEC") or any state securities authority concerning the offering or sale of the Notes, and (ii) of the commencement of any lawsuit or proceeding to which QRS, or the Issuer is a party relating to the offering or sale of the Notes;

                           (d) to the extent, if any, that the rating provided with respect to the Notes by the Rating Agency or any other statistical rating agency which initially rates the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Issuer, the Issuer shall use its best efforts to furnish such documents, and to cause such documents to be furnished, and take any such other actions; and

                           (e) during the period referred to in Section 4(b), the Issuer will, at the Initial Purchaser's request, furnish through the Initial Purchaser to any prospective purchaser of Notes from the Initial Purchaser such information as is required to be delivered to such prospective purchaser pursuant to Section 7(e).

                  5. Representations and Warranties of the Issuer and QRS.

                           (a) The Issuer represents and warrants to the Initial
Purchaser that:

                                    (i) the Issuer  has been duly  formed and is
                  validly existing as a business trust in good standing under the laws of the State of Delaware;

                                    (ii) the Issuer has all requisite  power and
                  authority (corporate and other) and all requisite authorizations, approvals, order, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own the Trust Estate, to conduct its business and to execute, deliver and perform its obligations under this Agreement, the Contribution Agreement and the Indenture, except such as may be required under state securities or "blue sky" laws in connection with the initial purchase and any reoffer or resale by the Initial Purchaser of the Notes; all such authorizations, approvals, orders, licenses and certificates are in full force and effect and contain no unduly burdensome provisions, and there are no legal or governmental proceedings pending or, to the best knowledge of the Issuer, threatened, that would result in a material modification, suspension or revocation thereof;

                                    (iii) the Notes  have been duly  authorized,
                  and when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will be entitled to the benefits provided by the Indenture, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether enforcement is sought a proceeding in equity or at law), and will in all material respects be in the form contemplated by the Indenture;

                                    (iv) this  Agreement,  and each of the other
                  Related Agreements to which the Issuer is a party, has been duly authorized, executed and delivered by the Issuer; and each such agreement, assuming the due authorization by each other party hereto or thereto, constitutes a legal, valid, binding and enforceable agreement of the Issuer, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                                    (v) as of the  Closing  Date,  the Notes and
                  all Related Agreements will each conform in all material respects to the respective descriptions thereof contained in the Related Agreements and on the Closing Date, the Issuer (pursuant to the Indenture) will assign to the Indenture Trustee, for the benefit of the Holders, certain representations and warranties with respect to the Collateral made by QRS to the Issuer in the Contribution Agreement, and the representations and warranties will be true and correct in all material respects;

                                    (vi)  assuming  compliance  by  the  Initial
                  Purchaser with its agreements set forth in Section 7 hereof and that the Daiwa FLOWS Certificates have been issued by a bankruptcy remote trust, no filing or registration with, or notice to, or consent, approval, non-disapproval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Issuer of the transactions contemplated by the Related Agreements or the Indenture, except such as have been or will have been made or obtained prior to the Closing Date, except such as may be required under the 1933 Act, the rules and regulations thereunder, or state securities or "blue sky" laws, in connection with the purchase and distribution of the Notes by the Initial Purchaser, and except such recordation of the assignment of the Security interest in the Collateral to the Indenture Trustee pursuant to the Indenture that have not yet been filed;

                                    (vii) the Issuer  owns or  possesses  or has
                  obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease, own or license, as the case may be, and to operate, the Trust Estate and its other properties and to carry on its business as presently conducted and has received no notice of proceedings relating to the revocation of any such license, permit, consent, order or approval, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, results of operations, or the net worth or condition (financial or otherwise) of the Issuer;

                                    (viii)  there  are no legal or  governmental
                  proceedings pending to which the Issuer is a party or of which any property of the Issuer is the subject which, if determined adversely to the Issuer, would individually or in the aggregate have a material and adverse effect on the condition (financial or otherwise), earnings, affairs, business or business prospects of the Issuer and, to the best of the Issuer's knowledge, no such proceedings are threatened or contemplated by any governmental authorities or other persons;

                                    (ix)  as of the  Closing  Date,  each of the
                  representations and warranties made by the Issuer in any Related Agreement will be true and correct as of the date made and as the Closing Date;

                                    (x) at the time of execution and delivery of
                  the Indenture, the Issuer will have good and marketable title to the Collateral, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens") (but subject to the prior claim of FNMA in respect of the Daiwa Obligation), and will not have assigned to any person any of its right, title or interest in the Collateral, in the Indenture, or the Notes, and at such time the Issuer will have the power and authority to transfer the Notes to the Initial Purchaser, and, upon execution and delivery to the Indenture Trustee of the Indenture and delivery to the Initial Purchaser of the Notes, the Issuer will have good and marketable title to the Collateral and the Initial Purchaser will have good and marketable title to the Notes, in each case free and clear of any Liens;

                                    (xi) any taxes, fees and other  governmental
                  charges in connection with the execution and delivery of the Related Agreements, or the execution, delivery and sale of the Notes have been or will be paid on or prior to the Closing Date;

                                    (xii)  neither  the Issuer  nor the  Initial
                  Purchaser is, and the activities of the Issuer pursuant to this Agreement and the Indenture will not cause the Issuer or the Initial Purchaser to become, an "investment company" or to be under the control of an "investment company," as such terms are defined in the 1940 Act;

                                    (xiii) the  Indenture  is not required to be
                  qualified under the Trust Indenture Act of 1939, as amended;

                                    (xiv)  the offer or sale of the Notes to the
                  Initial Purchaser in the manner contemplated hereby is exempt from registration under the 1933 Act; the Notes meet the eligibility requirements of Rule 144A(d)(3) under the 1933 Act; and the Issuer has not offered or sold, and will not offer or sell, any Securities or any Note in any manner that would render the issuance and sale of the Notes hereunder or the reoffer and resale of the Notes as contemplated by Section 7 hereof a violation of the 1933 Act or, assuming compliance by the Initial Purchaser with its agreements and undertakings set forth in Section 7 hereof, any state securities or "blue sky" laws or registration requirements pursuant thereto, nor has it authorized, nor will it authorize, any person to act in such manner. The Issuer has not offered or sold, and will not offer or sell, any Notes other than in accordance with the restrictions on transfer set forth in the Legend thereupon and in the Indenture;

                                    (xv)  neither  the  Issuer  nor  any  person
                  acting on its behalf has engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the 1933 Act) in connection with any offer or sale of the Notes in the United States.

                                    (xvi)  Issuer has  provided  to the  Initial
                  Purchaser all disclosure documents and trustee reports related to the Collateral, to the extent such disclosure documents and trustee reports are currently in the possession of Issuer and, upon request of the Initial Purchaser, will provide to it copies of any additional disclosure documents and pooling and servicing agreements or indentures related to the Collateral. The Issuer has no knowledge that any such disclosure documents or trustee reports are not true and correct in all material respects.

                           (b)  QRS  represents  and  warrants  to  the  Initial
Purchaser that:

                                    (i) QRS has been  duly  incorporated  and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware;

                                    (ii)  QRS  has  all   requisite   power  and
                  authority (corporate and other) and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own its properties, to conduct its business and to execute, deliver and perform its obligations under this Agreement and the other Related Agreements to which it is a party, except such as may be required under state securities or "blue sky" laws in connection with the initial purchase and any reoffer or resale by the Initial Purchaser of the Notes; all such authorizations, approvals, orders, licenses and certificates are in full force and effect and contain no unduly burdensome provisions; and there are no legal or governmental proceedings pending or, to the best knowledge of QRS, threatened, that would result in a material modification, suspension or revocation thereof;

                                    (iii) the Notes  have been duly  authorized,
                  and when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will be entitled to the benefits provided by the Indenture, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether enforcement is sought a proceeding in equity or at law), and will in all material respects be in the form contemplated by the Indenture;

                                    (iv) this  Agreement,  and each of the other
                  Related Agreements to which it is a party, has been duly authorized, executed and delivered by QRS, and, assuming the due authorization by each other party hereto or thereto, each such agreement constitutes a legal, valid, binding and enforceable agreement of QRS, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

                                    (v) upon the  execution  and delivery of the
                  Contribution Agreement by QRS and the Company, QRS will have acquired all right, title and interest in and to the
                  Collateral, and immediately prior to the transfer of the Collateral to the Issuer as contemplated by the Trust Agreement, QRS (A) will have good title to and will be the sole owner of the Collateral, free and clear of any Lien (but subject to the prior claim of FNMA in respect of the Daiwa Obligation), (B) will not have assigned to any person other than the Issuer any of its right, title or interest in the Collateral and (C) will have the power and authority to transfer the Collateral to the Issuer;

                                    (vi) as of the Closing  Date,  the Notes and
                  all Related Agreements will each conform in all material respects to the respective descriptions thereof contained in the Related Agreements and on the Closing Date, QRS (pursuant to the Trust Agreement) will assign to the Owner Trustee, on behalf of the Issuer, certain representations and warranties with respect to the Collateral made by the Company to QRS in the Contribution Agreement, and the representations and warranties will be true and correct in all material respects;

                                    (vii)  assuming  compliance  by the  Initial
                  Purchaser with its agreements set forth in Section 7 hereof, no filing or registration with, or notice to, or consent, approval, non-disapproval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by QRS of the transactions contemplated by the Related Agreements except such as have been or will have been made or obtained prior to the Closing Date, except such as may be required under the 1933 Act, the rules and regulations thereunder, or state securities or "blue sky" laws, in connection with the purchase and distribution of the Notes by the Initial Purchaser, and except such recordation of the assignment of the security interest in the

                  Collateral given to the Indenture Trustee pursuant to the Indenture that has not yet been filed;

                                    (viii) QRS owns or possesses or has obtained
                  all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease, own or license, as the case may be, and to operate, its properties and to carry on its business as presently conducted and has received no notice of proceedings relating to the revocation of any such license, permit, consent, order or approval, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, results of operations, or the net worth or condition (financial or otherwise) of QRS;

                                    (ix)  there  are no  legal  or  governmental
                  proceedings pending to which QRS is a party or of which any property of QRS is the subject which, if determined adversely to QRS, would individually or in the aggregate have a material and adverse effect on the condition (financial or otherwise), earnings, affairs, business or business prospects of QRS and, to the best of the QRS' knowledge, no such proceedings are threatened or contemplated by any governmental authorities or other persons;

                                    (x)  as of the  Closing  Date,  each  of the
                  representations and warranties made by QRS in any Related Agreement will be true and correct as of the date made and as the Closing Date;

                                    (xi) at the time of  execution  and delivery
                  of the Trust Agreement, QRS transferred good and marketable title to the Collateral, free and clear of any lien (but subject to the prior claim of the Federal National Mortgage Association in respect of the assets underlying the Daiwa FLOWS Certificates);

                                    (xii) any taxes, fees and other governmental
                  charges in connection with the execution and delivery of this Agreement, the Indenture, the Contribution Agreement, or the Trust Agreement, or the execution, delivery and sale of the Notes have been or will be paid on or prior to the Closing Date;

                                    (xiii) the  Indenture  is not required to be
                  qualified under the Trust Indenture Act of 1939, as amended;

                                    (xiv)  the offer or sale of the Notes to the
                  Initial Purchaser in the manner contemplated hereby is exempt from registration under the 1933 Act; the Notes meet the eligibility requirements of Rule 144A(d)(3) under the 1933 Act; and QRS has not offered or sold, and will not offer or sell, any securities or any Note in any manner that would render the issuance and sale of the Notes hereunder or the reoffer and resale of the Notes as contemplated by Section 7 hereof a violation of the 1933 Act or, assuming compliance by the Initial Purchaser with its agreements and undertakings set forth in Section 7 hereof, any state securities or "blue sky" laws or registration requirements pursuant thereto, nor has it authorized, nor will it authorize, any person to act in such manner.

                                    (xv)  neither  QRS nor any person  acting on
                  its behalf has engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the 1933 Act) in connection with any offer or sale of the Notes in the United States;

                                    (xvi) any taxes, fees and other governmental
                  charges in connection with the execution and delivery of the Related Agreements or the execution, delivery and sale of the Notes have been or will be paid at or prior to the Closing Date; and

                                    (xvii)  QRS  has  provided  to  the  Initial
                  Purchaser all disclosure documents and trustee reports related to the Collateral, to the extent such disclosure documents and trustee reports are currently in the possession of QRS and, upon request of the Initial Purchaser, will provide to it copies of any additional disclosure documents and pooling and servicing agreements or indentures related to the Collateral. QRS has no knowledge that any such disclosure documents or trustee reports are not true and correct in all material respects.

                  6. Conditions to the Obligation of the Issuer. The obligation of the Issuer to sell the Notes to the Initial Purchaser will be subject to the performance by the Initial Purchaser of its obligations hereunder.

                  7.       Resales of Notes by the Initial Purchaser.

                  (a) The Initial Purchaser understands that the Notes have not been registered under the 1933 Act, in reliance upon the exemption provided in
Section 4(2) thereof, and have not been registered or qualified under the securities or "blue sky" laws of any state of other jurisdiction, in reliance upon applicable state private placement exemptions. The Initial Purchaser also agrees that it will not make a public offering of the Notes and that it will not reoffer or resell the Notes in a manner that would require the registration of the Notes under the 1933 Act or registration or qualification under any of the securities or "blue sky" laws of any state or other jurisdiction. The Initial Purchaser acknowledges that no action has been or will be taken by the Issuer, QRS, or the Company that would permit a public offering of the Notes, or possession or distribution of the Private Offering Memorandum, when prepared, or any other offering materials in any jurisdiction where conditions or requirements  apply  to such  public  offering  and  have  not  been  fulfilled.
Accordingly, the Initial Purchaser agrees that it will observe all applicable laws and regulations in each jurisdiction in or from which it purchases, offers, sells or delivers the Notes or has in its possession or distributes the Private

Offering Memorandum, or any other offering materials, when the same is prepared.

                  (b) The Initial Purchaser acknowledges that the Issuer is exempt from registration under the 1940 Act and agrees that it shall not reoffer or resell the Notes in such a manner as to cause the Issuer to become subject to registration under the 1940 Act.

                  (c) The Initial Purchaser agrees that it will not reoffer or resell the Notes in a manner that would (i) cause the assets of the Issuer to be regarded as plan assets and subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"), (ii) give rise to a fiduciary duty under ERISA, Section 4975 of the Code, or any Similar Law on the part of the Issuer, or (iii) constitute a prohibited transaction under ERISA, Section 4975 of the Code, or any Similar Law.

                  (d) The Issuer  authorizes the Initial Purchaser to deliver to investors purchasing Notes from the Initial Purchaser ("Subsequent Noteholders") copies of this Agreement, the Private Offering Memorandum, when prepared, any amendments or supplements hereto or thereto, and any information obtained pursuant hereto in connection with any reoffer or resale of the Notes by the Initial Purchaser in accordance herewith; provided, however, that the Initial Purchaser shall not use or disclose any such information in a manner inconsistent with this Agreement. The Issuer agrees that any Subsequent Noteholder may rely on the representations and warranties set forth in this Agreement to the same extent as if such Subsequent Noteholder were a party hereto.

                  (e) The Issuer shall cause the Indenture Trustee to provide to any holder of the Notes, or to any prospective purchaser of the Notes, upon the request of such holder, the information substantially equivalent in scope to the information required at such time to be provided for securities qualifying for resales under Rule 144A under the 1933 Act. This covenant is intended to be for the benefit of the Holders from time to time of the Notes.

                  (f) Without prejudice to any other provision of this Section 7, the Issuer shall not have any responsibility for, and the Initial Purchaser will obtain, any consent, approval or permission required for the purchase, offer, sale or delivery by the Issuer of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any purchase, offer, sale or delivery.

                  (g)  The  Initial   Purchaser  agrees  to  require  that  each
Subsequent Noteholder deliver letters or opinions of counsel, as required pursuant to the Indenture, as a condition to the purchase of the Notes.

                  (h) The Initial Purchaser agrees during the period referred to
Section 4(b) to inform the Issuer if and when the Initial Purchaser has sold all of the Notes.

                  (i) The Initial Purchaser understands that the Notes are subject to the various restrictions on transfer described in the Indenture and in the legend on the Note certificates and agrees to comply with such restrictions on transfer. The Initial Purchaser has not engaged in and will not engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the 1933 Act) in connection with any offer or sale of the Notes.

                  (j) The Initial Purchaser agrees that there are no contracts, agreements or understandings between the Initial Purchaser and any person granting such person the right to require the Issuer or the Indenture Trustee to file a registration statement under the 1933 Act with respect to any of the Notes.

                  (k) The provisions of this Section 7 shall survive delivery of and payment for the Notes.

                  8.       Indemnification and Contribution.

                  (a) Each of the Issuer and QRS (each an "Indemnifying Party") jointly and severally agrees to indemnify and hold harmless the Initial Purchaser and its affiliates, and the respective directors, officers, agents and employees of the Initial Purchaser and its affiliates and each other entity or person, if any, controlling the Initial Purchaser or any of its affiliates within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act (the Initial Purchaser and each such entity or person being collectively referred to as an "Indemnified Party"), from and against any losses, claims, damages or liabilities (or actions in respect thereof) (i) relating to or arising out of the action or inaction of the Issuer or QRS in connection with this Agreement or any of the other Related Agreements, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Private Offering Memorandum, when prepared, as the same may be amended or supplemented (including but not limited to any documents deemed to be incorporated therein by reference), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that such untrue statement or alleged untrue statement or omission or alleged omission is not based on information furnished in writing to the Indemnifying Party by the Initial Purchaser specifically for use in the Private Offering Memorandum, when prepared, and any amendment or supplement thereto. The Indemnifying Parties will jointly and severally reimburse any Indemnified Party for all reasonable expenses (including, without limitation, fees and disbursements of counsel) incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which the Indemnified Party is a party, in each case, as such expenses are incurred or paid. With respect to clause (i) above, an Indemnifying Party will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that (x) directly result from the non-receipt of a Private Offering Memorandum by an investor or potential investor if such Private Offering Memorandums were provided in sufficient quantities by the Issuer or QRS to (and actually received by) the Initial Purchase in a timely manner, or (y) are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Party. Each Indemnifying Party also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to an Indemnifying Party for or in connection with this Agreement or the Indenture, except for any such liability for losses, claims, damages or liabilities with respect to clause (i) above incurred by such Indemnifying Party that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Party.

                  (b)  In  case  any  proceeding   (including  any  governmental
investigation) shall be instituted involving any Indemnified Party, such Indemnified Party shall promptly notify each Indemnifying Party in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Issuer and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both an Indemnifying Party and an Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Initial Purchaser. An Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, such Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Issuer of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. An Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  (c) If the indemnification provided for in the first paragraph of Section 8(a) is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then the Indemnifying Party in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party on the other hand, from the sales of the Notes or (ii) if the allocation provided by clause (i) above, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party and of the Indemnified Party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand (i) in the case of any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by an Indemnifying

Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

                  (d) QRS, the Issuer and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding any of the provisions of this Section 8, in no event shall the Initial Purchaser's aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by it under this Agreement.

                  (e) The Initial Purchaser will indemnify and hold harmless the Issuer, QRS and each person, if any, who controls any such party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Indemnifying Party to the Indemnified Party, but only with reference to written information furnished to the Issuer as herein stated by the Initial Purchaser specifically for use in connection with the preparation of the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability that the Initial Purchaser may otherwise have.

                  9. Survival of Certain Representations and Obligations. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuer, its officers, and the Initial Purchaser set forth in, or made pursuant to, this Agreement shall remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of the Initial Purchaser, the Issuer or any of the officers or directors or any controlling person of any of the foregoing, and shall survive the delivery of and payment for the Notes. The provisions of Sections 8, 9 and 14 shall survive the termination or cancellation of this Agreement.

                  10. No Bankruptcy Filing. Each of the QRS and the Initial Purchaser agrees not to cause the filing of a petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer until at least one year and one day after the payment in full of all Classes of the Notes issued under the Indenture.

                  11. Issuance of Substitute Notes. In order to facilitate resales of Notes by the Initial Purchaser to Holders, the Initial Purchaser may, at its option, exchange the Notes without charge for one or more classes of substitute notes to be issued pursuant to the Indenture ("Substitute Notes") that may have different initial principal balances, interest rates or maturities than those of the Notes; provided, however, that QRS will cooperate in preparing or effectuating any amendment to the Indenture or the Private Placement Memorandum necessary in connection with such reallocation; further provided that the issuance of Substitute Notes will not decrease the amount of Equity Interest relative to the aggregate Note Principal Balance or the right of the Equity Interest relative to the Notes to receive payments of Available Funds pursuant to the Indenture as of the Closing Date.

                  12. Right to Sell in Various Jurisdictions. The Issuer shall have no responsibility with respect to the right of the Initial Purchaser or any other person to offer or sell the Notes in any jurisdiction. In the event that QRS furnishes notification to the Initial Purchaser pursuant to Section 4(b) hereof, the Initial Purchaser shall not make any further distribution of the Private Offering Memorandum until such time as the Issuer shall have furnished to the Initial Purchaser copies of an amendment or supplement to the Private Offering Memorandum in accordance with the provision of Section 7 hereof.

                  13. Payment of Fees and Expenses. Subject to the terms of the Side Letter Agreement, QRS shall be responsible for and shall pay all of the fees, disbursements and expenses of the Company's and QRS' counsel and accountants.

                  14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telecopied to

                                    PaineWebber Incorporated
                                    1285 Avenue of the Americas, 19th Floor,
                                    New York, New York 10019
                                    Telecopy:  212-917-7957
                                    Telephone: 212 713-7953
                                    Attention: Steven J. Plust

or, if sent to QRS, will be mailed, delivered or telecopied to it at:

                                    CAX DTR Securitization Corp.
                                    3410 S. Galena Street
                                    Denver, Colorado 80231
                                    Telephone: (303) 614-9422
                                    Facsimile: (303) 614-9401
                                    Attention: Kevin Nystrom

or, if sent to the Issuer, will be mailed, delivered or telecopied to it at:

                                    Structured Mortgage Trust 1997-2
                                    c/o Wilmington Trust Company
                                    Rodney Square
                                    1100 North Market Street

                                    Wilmington, Delaware 19808-0001
                                    Facsimile: (302) 651-8882
                                    Attention: Corporate Trust Department

                  15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and their successors and assigns, and no other person will have any right or obligation hereunder.

                  16. Applicable Law; Counterparts. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

                  17. Time of the Essence. Time shall be of the essence of this Agreement.

                     [Signatures Commence On Following Page]

                  If the foregoing is in accordance with your understanding or our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, QRS and the Initial Purchaser.

                               Very truly yours,


                               STRUCTURED MORTGAGE TRUST 1997-2,
                               a Delaware business trust,

                                    By:      Wilmington Trust Company, not
                                             individually, but solely in its
                                             capacity as Owner Trustee,



                                             By:      /s/Emmett R. Harmon
                                                      --------------------------
                                                      Name: Emmett R. Harmon
                                                      Title: Vice President


                                    CAX DTR SECURITIZATION CORP.,
                                    a Delaware corporation,



                                    By:      /s/Diane Armstrong
                                             ----------------------------
                                             Name: Diane Armstrong
                                             Title: President & Secretary


Agreed to and accepted as of
the date set forth above at
New York, New York

PAINEWEBBER INCORPORATED,
a Delaware corporation,
as Purchaser



By:      /s/Steven J. Plust
         --------------------------
         Name: Steven J. Plust
         Title: Managing Director


                                      S-1